Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

July 13, 2017

VIA ELECTRONIC MAIL

Trovagene, Inc.

11055 Flintkote Avenue

San Diego, CA 92121

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering for sale to certain underwriters (the “Underwriters”) of 6,191,500 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) pursuant to the Registration Statement (as defined below) and the Prospectus (as defined below). Unless defined herein, capitalized terms have the meanings given to them in that certain Securities Purchase Agreement, dated July 13, 2017, by and among the Company and certain accredited investors identified on the signature pages thereto (the “Purchase Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the following:

•	the Registration Statement on Form S-3 (File No. 333-211705) initially filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2016, for the purposes of registering the sale of the Company’s Common Stock, under the Securities Act of 1933, as amended (the “Securities Act”), declared effective by the Commission on June 13, 2016 (including any documents incorporated by reference therein, the “Registration Statement,” and the related prospectus included in such Registration Statement (including any documents incorporated by reference therein, the “Base Prospectus”));

•	the final prospectus supplement, dated July 13, 2017, which includes the Base Prospectus, pursuant to Rule 424(b) under the Securities Act, which is referred to as the “Prospectus”;

•	the Purchase Agreement;

Trovagene, Inc.

July 13, 2017

•	the Certificate of Incorporation of the Company, as amended and in effect on the date hereof;

•	the Bylaws of the Company as amended and in effect on the date hereof;

•	the resolutions of the Board of Directors of the Company, adopted on June 22, 2017, and the resolutions of the pricing committee of the Company, adopted on July 13, 2017, authorizing/ratifying the execution and delivery of the Purchase Agreement, the issuance and sale of the shares of Common Stock, the preparation and filing of the Prospectus, and other actions with regard thereto, including the pricing of the shares of Common Stock; and

•	such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopy, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the shares of Common Stock have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law (the “DGCL”) and, when the shares of Common Stock are delivered to and paid for by the Purchaser in accordance with the terms of the Purchase Agreement and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

We express no opinion as to matters governed by any laws other than the DGCL.

This opinion letter is rendered to you solely for use in connection with the issuance and sale of the shares of Common Stock in accordance with the Registration Statement as of the date first written above and is not to be relied on for any other purpose. We disclaim any

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July 13, 2017

obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the shares of Common Stock.

Respectfully submitted,
/s/ Sheppard, Mullin, Richter & Hampton LLP
SHEPPARD, MULLIN, RICHTER & HAMPTON LLP